Exhibit 10.5

CAPITOL ACQUISITION CORP.

October 28, 2009

Ladenburg Thalmann & Co. Inc.

520 Madison Avenue

9th Floor

New York, NY 10022

Dear Sirs:

Reference is made to that certain Underwriting Agreement (the “Underwriting Agreement”), dated November 8, 2007, between Capitol Acquisition Corp. (“Company”) and Citigroup Global Markets Inc., as representative of the underwriters, including Ladenburg Thalmann & Co. Inc. (“Ladenburg”), in the Company’s initial public offering (“IPO”) and the letter agreement (the “Letter Agreement”) entered into between the Company and Ladenburg on June 10, 2009. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

The Company and Two Harbors Investment Corp. (“Two Harbors”) have entered into a business combination transaction (the “Transaction”). In connection with the Transaction, Ladenburg (acting for itself and not on behalf of the other Underwriters) hereby agrees to waive the Deferred Discount it is entitled to pursuant to Sections 2(c) and (dd) of the Underwriting Agreement, and in lieu thereof, receive a fee equal to $1,500,000 payable upon the consummation of the Transaction.

Additionally, if, following the consummation of the Transaction, the Company or Two Harbors, considers one or more transactions to raise debt or equity (other than exercise of the Company’s existing outstanding warrants, as amended in connection with consummation of the Transaction), Two Harbors agrees to cause Ladenburg to be offered a role as lead or co-manager (the choice of such role to be within Two Harbor’s sole discretion) in connection with the first two such transactions occurring within one year after consummation of the Transaction; with the reasonable economics associated with such role to be negotiated by the parties at the time of engagement.

This Agreement supersedes all prior agreements among the parties with respect to its subject matter, including the Underwriting Agreement and the Letter Agreement.

Very truly yours, CAPITOL ACQUISITION CORP.

By:	/s/ Jeff Stolt
Name: Jeff Stolt Title: Vice President and Treasurer

Accepted and Agreed: TWO HARBORS INVESTMENT CORP.

By:	/s/ Jeff Stolt
Name: Jeff Stolt Title: Chief Financial Officer

LADENBURG THALMANN & CO. INC.

By:	/s/ Steve Kaplan
Name: Steve Kaplan Title: Managing Director